Exhibit 10.1

SECOND AMENDED AND RESTATED

ADVISORY AGREEMENT

BY AND AMONG

AMERICAN REALTY CAPITAL NEW YORK CITY REIT, INC.,

NEW YORK CITY OPERATING PARTNERSHIP, L.P.,

AND

NEW YORK CITY ADVISORS, LLC

Dated as of November 16, 2018

TABLE OF CONTENTS

Page

1.	DEFINITIONS	1
2.	APPOINTMENT	10
3.	DUTIES OF THE ADVISOR	10
4.	AUTHORITY OF ADVISOR	13
5.	FIDUCIARY RELATIONSHIP	13
6.	NO PARTNERSHIP OR JOINT VENTURE	14
7.	BANK ACCOUNTS	14
8.	RECORDS; ACCESS	14
9.	LIMITATIONS ON ACTIVITIES	14
10.	FEES	14
11.	EXPENSES	16
12.	OTHER SERVICES	18
13.	OTHER ACTIVITIES OF THE ADVISOR	18
14.	THE AMERICAN REALTY CAPITAL NAME	18
15.	TERM OF AGREEMENT; RENEWAL	19
16.	TERMINATION BY THE PARTIES	19
17.	ASSIGNMENT	20
18.	PAYMENTS TO AND DUTIES OF ADVISOR UPON TERMINATION	20
19.	INCORPORATION OF THE ARTICLES OF INCORPORATION AND THE OPERATING PARTNERSHIP AGREEMENT	21

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20.	INDEMNIFICATION BY THE COMPANY AND THE OPERATING PARTNERSHIP	21
21.	INDEMNIFICATION BY ADVISOR	22
22.	NOTICES	23
23.	MODIFICATION	24
24.	SEVERABILITY	24
25.	GOVERNING LAW	24
26.	ENTIRE AGREEMENT	24
27.	NO WAIVER	24
28.	PRONOUNS AND PLURALS	24
29.	HEADINGS	24
30.	EXECUTION IN COUNTERPARTS	24

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SECOND AMENDED AND RESTATED
ADVISORY AGREEMENT

THIS SECOND AMENDED AND RESTATED ADVISORY AGREEMENT (this “Agreement”), dated as of November 16, 2018, is entered into among American Realty Capital New York City REIT, Inc., a Maryland corporation (the “Company”), New York City Operating Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”), and New York City Advisors, LLC, a Delaware limited liability company.

WITNESSETH

WHEREAS, the Company is a Maryland corporation created in accordance with the Maryland General Corporation Law;

WHEREAS, the Company is the general partner of the Operating Partnership;

WHEREAS, the Company and the Operating Partnership desire to avail themselves of the experience, sources of information, advice, assistance and certain facilities of the Advisor and to have the Advisor undertake the duties and responsibilities hereinafter set forth, on behalf of, and subject to the supervision of, the Board of Directors of the Company, all as provided herein;

WHEREAS, the Advisor is willing to render such services, subject to the supervision of the Board of Directors of the Company, on the terms and subject to the conditions hereinafter set forth;

WHEREAS, the Company, the Operating Partnership and the Advisor (i) entered into that certain Advisory Agreement, dated as of April 24, 2014 (the “Original Agreement”) and (ii) amended and restated the Original Agreement on June 26, 2015 (as amended by the First Amendment thereto, dated as of November 5, 2015, as further amended, modified or supplemented from time to time, the “Amended and Restated Advisory Agreement”); and

WHEREAS, as of the date hereof (the “Effective Date”), the Company, the Operating Partnership and the Advisor desire to amend and restate the Amended and Restated Advisory Agreement in its entirety on the terms and subject to the conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the parties hereto, intending to be legally bound as of the Effective Date, hereby agree as follows:

1.    DEFINITIONS. As used in this Agreement, the following terms have the definitions set forth below:

“Acquisition Expenses” means any and all expenses incurred by the Company, the Operating Partnership, the Advisor or any of their Affiliates in connection with the selection, evaluation, acquisition, origination, making or development of any Investments, whether or not acquired, including, without limitation, legal fees and expenses, travel and communications expenses, brokerage fees, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, title insurance premiums and the costs of performing due diligence.

“Adjusted Outstanding Shares” means, for the applicable period, the diluted weighted-average shares of Common Stock outstanding computed in accordance with GAAP during such period, excluding any equity based awards that are subject to performance metrics that are not currently achieved.

“Advisor” means New York City Advisors, LLC, a Delaware limited liability company, or any permitted successors or assigns. Notwithstanding the foregoing, a Person hired or retained by New York City Advisors, LLC to perform property management and related services for the Company or the Operating Partnership that is not hired or retained to perform substantially all of the functions of New York City Advisors, LLC with respect to the Company and the Operating Partnership as a whole shall not be deemed to be an Advisor.

“Advisor Employee Compensation” means, to the extent payable or reimbursable by the Company or the Operating Partnership pursuant to Section 11(a) and subject (as applicable) to the limitations set forth in Section 11(e), salaries, wages, and benefits of all employees directly and indirectly involved in the performance of the Advisor’s services under this Agreement, which compensation shall not exceed comparable market rates and which, for the avoidance of doubt, shall include such salaries, wages and benefits of executives and officers of the Company.

“Advisor Employee Compensation Limit” means, an amount per fiscal year not to exceed (i) $2,600,000, or (ii) if the Asset Cost as of the last day of such fiscal year is equal to or greater than $1,250,000,000, (x) the Asset Cost as of the last day of such fiscal year multiplied by (y) 0.30%.

“Advisor G&A Expense Limit” means, an amount per fiscal year equal to (i) $400,000 or (ii) if the Asset Cost as of the last day of the fiscal quarter immediately preceding such month is equal to or greater than $1,250,000,000, (x) the Asset Cost as of the last day of such fiscal quarter multiplied by (y) 0.10%.

“Affiliate” or “Affiliated” means with respect to any Person, (i) any other Person directly or indirectly owning, controlling or holding, with the power to vote, ten percent (10%) or more of the outstanding voting securities of such Person; (ii) any other Person ten percent (10%) or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with the power to vote, by such Person; (iii) any other Person directly or indirectly controlling, controlled by or under common control with such Person; (iv) any executive officer, director, trustee or general partner of such Person; and (v) any legal entity for which such Person acts as an executive officer, director, trustee or general partner. For purposes of this definition, the terms “controls,” “is controlled by,” or “is under common control with” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of an entity, whether through ownership or voting rights, by contract or otherwise.

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“Agreement” has the meaning set forth in the preamble, and such term shall include any amendment or supplement hereto from time to time.

“Amended and Restated Advisory Agreement” has the meaning set forth in the recitals.

“Articles of Incorporation” means the charter of the Company, as the same may be amended from time to time.

“Asset Cost” means, as of any time of determination, the aggregate Contract Purchase Price of all Investments, all cash and cash equivalents, the Value of any marketable securities and all other tangible assets then held and recorded on the balance sheet of the Company.

“Base Management Fee” means the fees payable to the Advisor or its assignees pursuant to Section 10(b).

“Board of Directors” or “Board” means the Board of Directors of the Company.

“By-laws” means the by-laws of the Company, as amended and as the same are in effect from time to time.

“Cause” means (i) fraud, criminal conduct, willful misconduct or illegal or negligent breach of fiduciary duty by the Advisor, or (ii) if any of the following events occur: (A) the Advisor shall breach any material provision of this Agreement, and after written notice of such breach, shall not cure such default within thirty (30) days or have begun action within thirty (30) days to cure the default which shall be completed with reasonable diligence; (B) the Advisor shall be adjudged bankrupt or insolvent by a court of competent jurisdiction, or an order shall be made by a court of competent jurisdiction for the appointment of a receiver, liquidator, or trustee of the Advisor, for all or substantially all its property by reason of the foregoing, or if a court of competent jurisdiction approves any petition filed against the Advisor for reorganization, and such adjudication or order shall remain in force or unstayed for a period of thirty (30) days; or (C) the Advisor shall institute proceedings for voluntary bankruptcy or shall file a petition seeking reorganization under the federal bankruptcy laws, or for relief under any law for relief of debtors, or shall consent to the appointment of a receiver for itself or for all or substantially all its property, or shall make a general assignment for the benefit of its creditors, or shall admit in writing its inability to pay its debts, generally, as they become due.

“Change of Control”  means (a) the consummation of any sale, lease, transfer, conveyance or other disposition (including by way of liquidation or dissolution of the Company or one or more of its subsidiaries), in a single transaction or in a related series of transactions, of all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, to any other unaffiliated Person(s); (b) any unaffiliated Person becoming, in a single transaction or in a related series of transactions, whether by way of purchase, acquisition, tender, exchange or other similar offer or recapitalization, reclassification, consolidation, merger, share exchange, scheme of arrangement or other business combination transaction, the beneficial owner of more than fifty-one percent (51.0%) of the combined voting power of the outstanding voting stock or equivalent voting interest of the Company entitled to vote generally in the election of Directors; or (c) the consummation of any recapitalization, reclassification, consolidation, merger, share exchange, scheme of arrangement or other business combination transaction immediately following which the beneficial owners of the voting stock or equivalent voting interest of the Company entitled to vote generally in the election of Directors immediately prior to the consummation of such transaction do not beneficially own more than forty-nine percent (49.0%) of the combined voting power of the outstanding voting stock or equivalent voting interest of such Person entitled to vote generally in the election of directors (or Persons performing a similar function) of the entity resulting from such transaction (including an entity that, as a result of such transaction, owns such Person or all or substantially all of the assets of such Person and its subsidiaries, taken as a whole, either directly or indirectly through one or more subsidiaries of such entity) in substantially the same proportion as their beneficial ownership of the voting stock or equivalent voting interest of such Person entitled to vote generally in the election of Directors (or Persons performing a similar function) immediately prior to such transaction.

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“Change of Control Fee” means an amount equal to (i) $15,000,000; plus (ii) (x) the Subject Multiple multiplied by (y) the Subject Fees.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto. Reference to any provision of the Code shall mean such provision as in effect from time to time, as the same may be amended, and any successor provision thereto, as interpreted by any applicable regulations as in effect from time to time.

“Common Stock” means the shares of the Company’s common stock, par value $0.01 per share.

“Company” has the meaning set forth in the preamble.

“Contract Purchase Price” means the amount actually paid or allocated in respect of (including, without duplication, any indebtedness and fair market value of any liability assumed in) the purchase, development, improvement or construction of a Real Estate Asset or the amount of funds advanced with respect to a Mortgage, or the amount actually paid or allocated in respect of the purchase of other Investments, in each case exclusive of Acquisition Expenses.

“Core Earnings” means the net income (loss), computed in accordance with GAAP, excluding (i) non-cash equity compensation expense, (ii) the Variable Management Fee, (iii) acquisition and transaction related fees and expenses, (iv) financing related fees and expenses, (v) depreciation and amortization, (vi) realized gains and losses on the sale of assets, (vii) any unrealized gains or losses or other non-cash items that are included in net income (loss) for the applicable reporting period, regardless of whether such items are included in other comprehensive income or loss, or in net income, (viii) one-time events pursuant to changes in GAAP and certain non-cash charges, (ix) impairment losses on real estate related investments other than temporary impairment of securities, (x) amortization of deferred financing costs, (xi) amortization of tenant inducements, (xii) amortization of straight-line rent and any associated bad debt reserves, (xiii) amortization of market lease intangibles, (xiv) provision for loan losses and (xv) other non-recurring revenues and expenses, in each case after discussions between the Advisor and the Independent Directors and approved by a majority of the Independent Directors.

“Core Earnings Per Adjusted Share” means, for the applicable period, Core Earnings divided by the Adjusted Outstanding Shares for such period.

“Dealer Manager” means any Person selected by the Board of Directors to act as the dealer manager for the Offering.

“Dealer Manager Fee” means the fee from the sale of Shares in a Primary Offering, payable to the Dealer Manager for serving as the dealer manager of such Primary Offering.

“Director” means a director of the Company.

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“Distributions” means any distributions of money or other property by the Company to Stockholders, including distributions that may constitute a return of capital for U.S. federal income tax purposes.

“Equity Proceeds” means with respect to any period, the cumulative net proceeds of all common and preferred equity and equity-linked securities issued by the Company and its subsidiaries during such period, including: (1) any equity issued in exchange or conversion of (x) exchangeable notes based on the stock price at the date of issuance and (y) convertible equity of the Company; (2) any other issuances of equity, including but not limited to units in the Operating Partnership (excluding equity based compensation but including issuances related to an acquisition, investment, joint-venture or partnership); and (3) effective upon and after a dividend of at least $0.05 per share per annum hereafter being paid to the Company’s stockholders, any cumulative Core Earnings in excess of cumulative distributions paid on common stock.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute thereto. Reference to any provision of the Exchange Act shall mean such provision as in effect from time to time, as the same may be amended, and any successor provision thereto, as interpreted by any applicable regulations as in effect from time to time.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“G&A Expenses” means, to the extent payable or reimbursable by the Company or the Operating Partnership pursuant to Section 11(a), administrative services and overhead expenses, including all costs and expenses incurred by the Advisor or its Affiliates in directly or indirectly fulfilling its duties hereunder, including overhead of all employees, directly involved in the performance of such services; provided, however, that G&A Expenses shall not include any amounts included in Advisor Employee Compensation.

“GAAP” means United States generally accepted accounting principles, consistently applied.

“Good Reason” means: (i) any failure to obtain a satisfactory agreement from any successor to the Company or the Operating Partnership to assume and agree to perform obligations under this Agreement; or (ii) any material breach of this Agreement of any nature whatsoever by the Company or the Operating Partnership.

“Gross Proceeds” means the aggregate purchase price of all Shares sold for the account of the Company through an Offering, without deduction for Selling Commissions, volume discounts, any marketing support and due diligence expense reimbursement or Organization and Offering Expenses. For the purpose of computing Gross Proceeds, the purchase price of any Share for which reduced Selling Commissions are paid to the Dealer Manager or a Soliciting Dealer (where net proceeds to the Company are not reduced) shall be deemed to be the full amount of the offering price per Share pursuant to the Prospectus for such Offering without reduction.

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“Indemnitee” has the meaning set forth in Section 20.

“Independent Director” means a Director who is not and who has not been within the last two years, directly or indirectly associated with the Sponsor or the Advisor by virtue of ownership of an interest in the Sponsor, the Advisor or any of their Affiliates.

“Independent Valuation Advisor” means a firm that is (i) engaged in the business of conducting appraisals on real estate properties, (ii) not an affiliate of the Advisor and (iii) engaged by the Company with the Board’s approval to appraise the Real Properties and other Investments pursuant to the Valuation Guidelines.

“Insourced Acquisition Expenses” means Acquisition Expenses incurred in connection with services performed by the Advisor or any of its Affiliates, including legal advisory expenses, due diligence expenses, personnel expenses, acquisition-related administrative and advisory expenses, survey, property, contract review expenses, travel and communications expenses and other closing costs.

“Investments” means any investments by the Company or the Operating Partnership, directly or indirectly, in Real Estate Assets, Real Estate Related Loans or any other asset.

“Joint Ventures” means the joint venture or partnership or other similar arrangements (other than between the Company and the Operating Partnership) in which the Company or the Operating Partnership or any of their subsidiaries is a co-venturer, limited liability company member, limited partner or general partner, which are established to acquire or hold Investments.

“Listing” means the listing of the Common Stock on a national securities exchange, or the inclusion of the Common Stock for trading in the over-the-counter-market.

“Loans” means any indebtedness or obligations in respect of borrowed money or evidenced by bonds, notes, debentures, deeds of trust, letters of credit or similar instruments, including mortgages and mezzanine loans.

“Mortgages” means, in connection with mortgage financing provided by the Company, all of the notes, deeds of trust, security interests or other evidences of indebtedness or obligations, which are secured or collateralized by Real Property owned by the borrowers under such notes, deeds of trust, security interests or other evidences of indebtedness or obligations.

“NAV” means the Company’s net asset value, calculated pursuant to the Valuation Guidelines.

“Offering” means any public offering and sale of Shares pursuant to an effective registration statement filed under the Securities Act.

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“Operating Partnership” has the meaning set forth in the preamble.

“Operating Partnership Agreement” means the Agreement of Limited Partnership of the Operating Partnership, dated as of April 24, 2014, among the Company, New York City Special Limited Partnership, LLC, and the Advisor, as the same may be amended from time to time.

“OP Units” means units of limited partnership interest in the Operating Partnership.

“Organization and Offering Expenses” means all expenses (other than the Selling Commission and the Dealer Manager Fee) to be paid by the Company in connection with an Offering, including legal, accounting, printing, mailing and filing fees, charges of the escrow holder and transfer agent, charges of the Advisor for administrative services related to the issuance of Shares in an Offering, reimbursement of the Advisor for costs in connection with preparing supplemental sales materials, the cost of bona fide training and education meetings held by the Company (primarily the travel, meal and lodging costs of the registered representatives of broker-dealers), attendance and sponsorship fees and cost reimbursement for employees of the Company’s Affiliates to attend retail seminars conducted by broker-dealers and, in special cases, reimbursement to soliciting broker-dealers for technology costs associated with an Offering, costs and expenses related to such technology costs, and costs and expenses associated with facilitation of the marketing of the Shares and the ownership of Shares by such broker-dealer’s customers.

“Original Agreement” has the meaning set forth in the recitals.

“Person” means an individual, corporation, partnership, estate, trust (including a trust qualified under Sections 401(a) or 501(c)(17) of the Code), portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other legal entity and also includes a group as that term is used for purposes of Section 13(d)(3) of the Exchange Act.

“Primary Offering” means the portion of an Offering other than the Shares offered pursuant to the Company’s distribution reinvestment plan.

“Prospectus” means a final prospectus of the Company filed pursuant to Rule 424(b) of the Securities Act, as the same may be amended or supplemented from time to time.

“Real Estate Assets” means any investment by the Company or the Operating Partnership in unimproved and improved Real Property (including fee or leasehold interests, options and leases), directly, through one or more subsidiaries or through a Joint Venture.

“Real Estate Related Loans” means any investments in mortgage loans and other types of real estate related debt financing, including, mezzanine loans, bridge loans, convertible mortgages, wraparound mortgage loans, construction mortgage loans, loans on leasehold interests and participations in such loans, by the Company or the Operating Partnership, directly, through one or more subsidiaries or through a Joint Venture.

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“Real Property” means (i) land, (ii) rights in land (including leasehold interests), and (iii) any buildings, structures, improvements, furnishings, fixtures and equipment located on or used in connection with land and rights or interests in land.

“Registration Statement” means the Company’s registration statement on Form S-11 (File No. 333-194135) and the prospectus contained therein.

“REIT” means a corporation, trust, association or other legal entity (other than a real estate syndication) that is engaged primarily in investing in equity interests in real estate (including fee ownership and leasehold interests) or in loans secured by real estate or both, as defined pursuant to Sections 856 through 860 of the Code and any successor or other provisions of the Code relating to real estate investment trusts (including provisions as to the attribution of ownership of beneficial interests therein) and the regulations promulgated thereunder.

“Securities Act” means the Securities Act of 1933, as amended from time to time, or any successor statute thereto. Reference to any provision of the Securities Act shall mean such provision as in effect from time to time, as the same may be amended, and any successor provision thereto, as interpreted by any applicable regulations as in effect from time to time.

“Selling Commission” means the fee payable to the Dealer Manager and reallowable to Soliciting Dealers with respect to Shares sold by them in a Primary Offering.

“Shares” means the shares of beneficial interest or of common stock of the Company of any class or series, including Common Stock, that has the right to elect the Directors of the Company.

“Soliciting Dealers” means broker-dealers that are members of FINRA, or that are exempt from broker-dealer registration, and that, in either case, have executed soliciting dealer or other agreements with the Dealer Manager to sell Shares.

“Sponsor” means American Realty Capital III, LLC, a Delaware limited liability company or a successor thereto.

“Stockholders” means the holders of record of the Shares as maintained on the books and records of the Company or its transfer agent.

“Subject Fees” means (i) the product of (x) twelve (12) multiplied by (y) the sum of the actual Base Management Fee, payable for the fiscal month immediately prior to the fiscal quarter in which the Termination Date occurs, plus (ii) the product of (x) four (4) multiplied by (y) the actual Variable Management Fee payable for the fiscal quarter immediately prior to the fiscal quarter in which the Termination Date occurs, plus (iii) without duplication, the annual increase in the Base Management Fee resulting from Equity Proceeds in respect of the fiscal quarter immediately prior to the fiscal quarter in which the Termination Date occurs.

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“Subject Multiple” means, if the Termination Date occurs (i) on or prior to June 30, 2020, three (3) and (ii) after June 30, 2020, four (4).

“Termination Date” means the date of termination of this Agreement.

“Trading Day” means a day on which the principal national securities exchange on which a security is listed or admitted to trading is open for the transaction of business or, if a security is not listed or admitted to trading on any national securities exchange, shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

“Value” means, with respect to any security, the average of the daily market price of such security for the ten consecutive Trading Days immediately preceding the date of such valuation. The market price for each such Trading Day shall be: (i) if the security is listed or admitted to trading on the NYSE or any national securities exchange, the last reported sale price, regular way, on such day, or if no such sale takes place on such day, the average of the closing bid and asked prices, regular way, on such day, (ii) if the security is not listed or admitted to trading on the NYSE or any national securities exchange, the last reported sale price on such day or, if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reliable quotation source designated by the Advisor, or (iii) if the security is not listed or admitted to trading on the NYSE or any national securities exchange and no such last reported sale price or closing bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reliable quotation source designated by the Advisor, or if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than ten days prior to the date in question) for which prices have been so reported; provided, that if there are no bid and asked prices reported during the ten days prior to the date in question, the value of the security shall be determined by the Advisor acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate. In the event the security includes any additional rights, then the value of such rights shall be determined by the Advisor acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate.

“Variable Management Fee” means the fees payable to the Advisor or its assignees pursuant to Section 10(a).

“Valuation Guidelines” means the valuation guidelines adopted by the Board, as may be amended from time to time.

2.    APPOINTMENT. The Company and the Operating Partnership hereby appoint the Advisor to serve as their advisor to perform the services set forth herein on the terms and subject to the conditions set forth in this Agreement and subject to the supervision of the Board, and the Advisor hereby accepts such appointment.

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3.     DUTIES OF THE ADVISOR. The Advisor will use its reasonable best efforts to present to the Company and the Operating Partnership potential investment opportunities and to provide a continuing and suitable investment program consistent with the investment objectives and policies of the Company as determined and adopted from time to time by the Board. In performance of this undertaking, subject to the supervision of the Board and consistent with the provisions of the Articles of Incorporation, By-laws and the Operating Partnership Agreement, the Advisor, directly or indirectly, will:

(a)       serve as the Company’s and the Operating Partnership’s investment and financial advisor;

(b)       provide the daily management for the Company and the Operating Partnership and perform and supervise the various administrative functions necessary for the day-to-day management of the operations of the Company and the Operating Partnership;

(c)       investigate, select and, on behalf of the Company and the Operating Partnership, engage and conduct business with and supervise the performance of such Persons as the Advisor deems necessary to the proper performance of its obligations hereunder (including consultants, accountants, correspondents, lenders, technical advisors, attorneys, brokers, underwriters, corporate fiduciaries, escrow agents, depositaries, custodians, agents for collection, insurers, insurance agents, banks, builders, developers, property owners, property managers, real estate management companies, real estate operating companies, securities investment advisors, mortgagors, the registrar and the transfer agent and any and all agents for any of the foregoing), including Affiliates of the Advisor and Persons acting in any other capacity deemed by the Advisor necessary or desirable for the performance of any of the foregoing services (including entering into contracts in the name of the Company and the Operating Partnership with any of the foregoing);

(d)       consult with the officers and Directors of the Company and assist the Directors in the formulation and implementation of the Company’s financial policies, and, as necessary, furnish the Board with advice and recommendations with respect to the making of investments consistent with the investment objectives and policies of the Company and in connection with any borrowings proposed to be undertaken by the Company or the Operating Partnership;

(e)       subject to the provisions of Section 4, (i) participate in formulating an investment strategy and asset allocation framework; (ii) locate, analyze and select potential Investments; (iii) structure and negotiate the terms and conditions of transactions pursuant to which acquisitions and dispositions of Investments will be made; (iv) research, identify, review and recommend acquisitions and dispositions of Investments to the Board and make Investments on behalf of the Company and the Operating Partnership in compliance with the investment objectives and policies of the Company; (v) arrange for financing and refinancing and make other changes in the asset or capital structure of, and dispose of, reinvest the proceeds from the sale of, or otherwise deal with, Investments; (vi) enter into leases and service contracts for Real Estate Assets and, to the extent necessary, perform all other operational functions for the maintenance and administration of such Real Estate Assets; (vii) actively oversee and manage Investments for purposes of meeting the Company’s investment objectives and reviewing and analyzing financial information for each of the Investments and the overall portfolio; (viii) select Joint Venture partners, structure corresponding agreements and oversee and monitor these relationships; (ix) oversee, supervise and evaluate Affiliated and non-Affiliated property managers who perform services for the Company or the Operating Partnership; (x) oversee Affiliated and non-Affiliated Persons with whom the Advisor contracts to perform certain of the services required to be performed under this Agreement; (xi) manage accounting and other record-keeping functions for the Company and the Operating Partnership, including reviewing and analyzing the capital and operating budgets for the Real Estate Assets and generating an annual budget for the Company; (xii) recommend various liquidity events to the Board when appropriate; and (xiii) source and structure Real Estate Related Loans;

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(f)       upon request, provide the Board with periodic reports regarding prospective investments;

(g)       make investments in, and dispositions of, Investments within the discretionary limits and authority as granted by the Board;

(h)       negotiate on behalf of the Company and the Operating Partnership with banks or other lenders for Loans to be made to the Company, the Operating Partnership or any of their subsidiaries, and negotiate with investment banking firms and broker-dealers on behalf of the Company, the Operating Partnership or any of their subsidiaries, or negotiate private sales of Shares or obtain Loans for the Company, the Operating Partnership or any of their subsidiaries, but in no event in such a manner so that the Advisor shall be acting as broker-dealer or underwriter; provided, however, that any fees and costs payable to third parties incurred by the Advisor in connection with the foregoing shall be the responsibility of the Company, the Operating Partnership or any of their subsidiaries;

(i)       obtain reports (which may, but are not required to, be prepared by the Advisor or its Affiliates), where appropriate, concerning the value of Investments or contemplated investments of the Company and the Operating Partnership;

(j)       from time to time, or at any time reasonably requested by the Board, make reports to the Board of its performance of services to the Company and the Operating Partnership under this Agreement, including, but not limited to, reports with respect to potential conflicts of interest involving the Advisor or any of its Affiliates;

(k)       provide the Company and the Operating Partnership with all necessary cash management services;

(l)       deliver to, or maintain on behalf of, the Company copies of all appraisals obtained in connection with the investments in any Real Estate Assets as may be required to be obtained by the Board, which costs shall be the responsibility of the Company, the Operating Partnership or any of their subsidiaries;

(m)       notify the Board of all proposed material transactions before they are completed;

(n)       effect any private placement of OP Units, tenancy-in-common (TIC) or other interests in Investments as may be approved by the Board;

(o)       perform investor-relations and Stockholder communications functions for the Company;

(p)       render such services as may be reasonably determined by the Board of Directors consistent with the terms and conditions herein;

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(q)       maintain the Company’s accounting and other records and assist the Company in filing all reports required to be filed by it with the Securities and Exchange Commission, the Internal Revenue Service and other regulatory agencies;

(r)       do all things reasonably necessary to assure its ability to render the services described in this Agreement;

(s)       prior to a Listing, calculate the NAV as provided in the Registration Statement, and in connection therewith, obtain appraisals performed by the Independent Valuation Advisor;

(t)       prior to a Listing, supervise one or more Independent Valuation Advisor and, if and when necessary, recommend to the Board its replacement;

(u)       make reports to the Independent Directors each quarter of the investments that have been made by other programs sponsored by the Advisor or any of its Affiliates, as well as any investments that have been made by the Advisor or any of its Affiliates directly, in each case to the extent such investments constitute a conflict of interest or a potential conflict of interest with the investment policies and objectives of the Company;

(v)       manage and coordinate with the transfer agent the monthly distribution process and payments to Stockholders;

(w)       provide the Company’s officers and the Board with timely updates related to the overall regulatory environment affecting the Company, as well as managing compliance with such matters, including compliance with the Sarbanes Oxley Act of 2002;

(x)       consult with the Company’s officers and the Board relating to the corporate governance structure and appropriate policies and procedures related thereto;

(y)       perform all reporting, record keeping, internal controls and similar matters in a manner that allows the Company to comply with applicable law, including federal and state securities laws and the Sarbanes Oxley Act of 2002; and

(z)       effect any Listing, as may be approved by the Board.

Notwithstanding the foregoing or anything else that may be to the contrary in this Agreement, the Advisor may delegate any of the foregoing duties to any Person so long as the Advisor or its Affiliate remains responsible for the performance of the duties set forth in this Section 3.

4.    AUTHORITY OF ADVISOR.

(a)       Pursuant to the terms of this Agreement (including the restrictions included in this Section 4 and in Section 9), and subject to the continuing and exclusive authority of the Board over the supervision of the Company, the Company, acting on the authority of the Board of Directors, hereby delegates to the Advisor the authority to perform the services described in Section 3.

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(b)       Notwithstanding anything herein to the contrary, all Investments will require the prior approval of the Board, any particular Directors specified by the Board or any committee of the Board specified by the Board, as the case may be.

(c)       If a transaction requires approval by the Independent Directors, the Advisor will deliver to the Independent Directors all documents and other information reasonably required by them to evaluate properly the proposed transaction.

(d)       The Board may, at any time upon the giving of written notice to the Advisor, modify or revoke the authority set forth in this Section 4; provided, however, that such modification or revocation shall be effective upon receipt by the Advisor and shall not be applicable to investment transactions to which the Advisor has committed the Company or the Operating Partnership prior to the date of receipt by the Advisor of such notification.

5.    FIDUCIARY RELATIONSHIP. The Advisor, as a result of its relationship with the Company and the Operating Partnership pursuant to this Agreement, has a fiduciary responsibility and duty to the Company, the Stockholders and the partners in the Operating Partnership.

6.    NO PARTNERSHIP OR JOINT VENTURE. Except as provided in Section 10(d), the parties to this Agreement are not partners or joint venturers with each other and nothing herein shall be construed to make them partners or joint venturers or impose any liability as such on either of them.

7.    BANK ACCOUNTS. The Advisor may establish and maintain one or more bank accounts in the name of the Company or the Operating Partnership and may collect and deposit into any such account or accounts, and disburse from any such account or accounts, any money on behalf of the Company or the Operating Partnership, under such terms and conditions as the Board may approve; provided, that no funds shall be commingled with the funds of the Advisor; and, upon request, the Advisor shall render appropriate accountings of such collections and payments to the Board and to the auditors of the Company.

8.    RECORDS; ACCESS. The Advisor shall maintain appropriate records of all its activities hereunder and make such records available for inspection by the Directors and by counsel, auditors and authorized agents of the Company, at any time and from time to time. The Advisor shall at all reasonable times have access to the books and records of the Company and the Operating Partnership.

9.    LIMITATIONS ON ACTIVITIES. Notwithstanding anything herein to the contrary, the Advisor shall refrain from taking any action which, in its sole judgment, or in the sole judgment of the Company, made in good faith, would (a) adversely affect the status of the Company as a REIT, unless the Board has determined that REIT qualification is not in the best interests of the Company and its Stockholders, (b) subject the Company to regulation under the Investment Company Act of 1940, as amended, or (c) violate any law, rule, regulation or statement of policy of any governmental body or agency having jurisdiction over the Company, the Operating Partnership or the Shares, or otherwise not be permitted by the Articles of Incorporation or By-laws, except if such action shall be ordered by the Board, in which case the Advisor shall notify promptly the Board of the Advisor’s judgment of the potential impact of such action and shall refrain from taking such action until it receives further clarification or instructions from the Board. In such event, the Advisor shall have no liability for acting in accordance with the specific instructions of the Board so given.

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10.    FEES.

(a)       Variable Management Fee. The Company shall pay the Advisor a Variable Management Fee, payable quarterly in arrears, in an amount equal to (i) the product of (A) the Adjusted Outstanding Shares for the calendar quarter multiplied by (B) 15% multiplied by (C) the excess of Core Earnings Per Adjusted Share for the previous 3-month period over $0.06, plus (ii) the product of (X) the Adjusted Outstanding Shares for the calendar quarter multiplied by (Y) 10% multiplied by (Z) the excess of Core Earnings Per Adjusted Share for the previous 3-month period over $0.08.

(b)       Base Management Fee. The Company shall pay the Advisor a Base Management Fee, payable on the first business day of each month following the Effective Date. The Base Management Fee shall be equal to (x) $500,000; plus (y) an amount equal to (A) 1.25% of the Equity Proceeds in respect of the period following the Effective Date, divided by (B) twelve (12).

(c)       Payment of Fees.

(i)       In connection with the Variable Management Fee, the Company shall pay such fees to the Advisor or its assignees in cash; provided, however, the Advisor, in its sole discretion, may elect to receive such amounts in Shares, or a combination of Shares and Cash, the combination of such payment to be determined in the sole discretion of the Advisor.

(ii)       The Base Management Fee shall be payable in cash; provided, however, the Advisor, in its sole discretion, may elect to receive such amounts in OP Units, Shares, or any combination thereof.

(iii)       For the purposes of the payment of any fees in Shares or OP Units, each Share or OP Unit, as applicable, shall be valued at the Value of a Share.

(d)       Exclusion of Certain Transactions.

(i)       If the Company or the Operating Partnership shall propose to enter into any transaction in which the Advisor, any Affiliate of the Advisor or any of the Advisor’s directors or officers has a direct or indirect interest, then such transaction shall be approved by a majority of the Board not otherwise interested in such transaction, including a majority of the Independent Directors.

(ii)       Neither the Company nor the Operating Partnership shall make Loans to the Advisor or any Affiliate thereof or certain of the Stockholders except Mortgages or loans to wholly owned subsidiaries of the Company. None of the Advisor nor any Affiliate thereof, or certain of the Stockholders shall make loans to the Company or the Operating Partnership, or to Joint Ventures, unless approved by a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transaction as fair, competitive, and commercially reasonable, and no less favorable to the Company or Operating Partnership, as applicable, than comparable loans between unaffiliated parties.

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(iii)       The Company and the Operating Partnership may enter into Joint Ventures with the Advisor or its Affiliates provided that (a) a majority of Directors (including a majority of Independent Directors) not otherwise interested in the transaction approves the transaction as being fair and reasonable to the Company or Operating Partnership, as applicable, and (b) the investment by the Company or Operating Partnership, as applicable, is on substantially the same terms as those received by other joint venturers.

(e)       Elimination of Acquisition Fee, Disposition Fee, and Real Estate Commission. For the avoidance of doubt, the Company shall no longer be required to pay any Acquisition Fee, Disposition Fee, or Real Estate Commission (as each of these terms is defined in the Amended and Restated Advisory Agreement) to the Advisor. Additionally, the Advisor, in consideration of the Company and the Operating Partnership entering into this Agreement, waives any Acquisition Fee, Disposition Fee, and Real Estate Commission that would have become payable within the sixty (60) days prior to the date of this Agreement. For the avoidance of doubt, this Section 10(e) in no way waives or modifies any amounts payable under the Operating Partnership Agreement.

11.     EXPENSES.

(a)       Expenses Generally. In addition to the compensation paid to the Advisor pursuant to Section 10, the Company or the Operating Partnership shall pay directly or reimburse the Advisor, subject to the limitations set forth in this Section 11, monthly in arrears, for all the expenses paid or incurred by the Advisor or its Affiliates in connection with the services it provides to the Company and the Operating Partnership pursuant to this Agreement, including, the following:

(i)       Organization and Offering Expenses, including third-party due diligence fees related to the Primary Offering, as set forth in detailed and itemized invoices; provided, however, that the Company shall not reimburse the Advisor to the extent such reimbursement would cause the total amount of Organization and Offering Expenses paid by the Company and the Operating Partnership to exceed two percent (2.0%) of the Gross Proceeds raised in all Primary Offerings;

(ii)       Acquisition Expenses and Insourced Acquisition Expenses;

(iii)       the actual cost of goods and services used by the Company and obtained from entities not Affiliated with the Advisor;

(iv)       interest and other costs for Loans, including discounts, points and other similar fees;

(v)       taxes and assessments on income of the Company or Investments;

(vi)       costs associated with insurance required in connection with the business of the Company or by the Board;

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(vii)       expenses of managing and operating Investments owned by the Company, whether payable to an Affiliate of the Company or a non-affiliated Person;

(viii)       all expenses in connection with payments to the Directors for attending meetings of the Board and Stockholders;

(ix)       expenses associated with a Listing, if applicable, or with the issuance and distribution of Shares, such as selling commissions and fees, advertising expenses, taxes, legal and accounting fees, listing and registration fees;

(x)       expenses connected with payments of Distributions;

(xi)       expenses of organizing, revising, amending, converting, modifying or terminating the Company, the Operating Partnership or any subsidiary thereof or the Articles of Incorporation, By-laws or governing documents of the Operating Partnership or any subsidiary of the Company or the Operating Partnership;

(xii)       expenses of maintaining communications with Stockholders, including the cost of preparation, printing, and mailing annual reports and other Stockholder reports, proxy statements and other reports required by governmental entities;

(xiii)       administrative service expenses, including all costs and expenses incurred by the Advisor or its Affiliates in fulfilling its duties hereunder, including Advisor Employee Compensation (subject to the limitation in Section 11(b) of this Agreement) and G&A Expenses (subject to the limitation in Section 11(c) of this Agreement); provided, however, that no reimbursement shall be made for costs of such employees of the Advisor or its Affiliates to the extent that such employees perform services for which the Advisor receives a separate fee; and

(xiv)       audit, accounting and legal fees.

(b)       Advisor Employee Compensation. In addition to the compensation paid to the Advisor pursuant to Section 10, the Company or the Operating Partnership shall reimburse the Advisor, monthly in arrears, for all Advisor Employee Compensation. Notwithstanding anything to the contrary contained herein (or in any other agreement between the Advisor or its Affiliates and the Company or the Company’s affiliates), the total of all Advisor Employee Compensation payable in connection with the Advisor’s services under this Agreement (whether reimbursable or paid directly by the Company) shall be comparable to the respective market rates and, in any event, shall not exceed, in any fiscal year of the Company, the Advisor Employee Compensation Limit.

(c)       Advisor G&A Expense. In addition to the compensation paid to the Advisor pursuant to Section 10, the Company or the Operating Partnership shall reimburse the Advisor, monthly in advance, for all G&A Expenses. Notwithstanding anything to the contrary contained herein (or in any other agreement between the Advisor or its Affiliates and the Company or the Company’s affiliates), the total of all G&A Expenses payable in connection with the Advisor’s services under this Agreement shall be comparable to the respective market rates and, in any event, shall not exceed, in any fiscal year of the Company, the Advisor G&A Expense Limit.

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(d)       Payment of Expenses. Expenses incurred by the Advisor on behalf of the Company and the Operating Partnership or in connection with the services provided by the Advisor hereunder and payable pursuant to this Section 11 shall be reimbursed, no less than monthly, to the Advisor.

(e)       Allocable Share of Expenses. To the extent that any reimbursable expenses or costs incurred or paid by the Advisor are also attributable to any other entity advised by the Advisor or its Affiliates, or otherwise relate to a purpose not exclusive to the Company, the Company shall only be responsible for its allocable share of the expense or cost to the Advisor and only to the extent it is incurred pursuant to the Advisor’s duties under this Agreement.

12.    OTHER SERVICES. Should the Board request that the Advisor or any director, officer or employee thereof render services for the Company and the Operating Partnership other than set forth in Section 3, such services shall be separately compensated at such customary rates and in such customary amounts as are agreed upon by the Advisor and the Board, including a majority of the Independent Directors, subject to the limitations contained in the Articles of Incorporation, and shall not be deemed to be services pursuant to the terms of this Agreement.

13.    OTHER ACTIVITIES OF THE ADVISOR. Except as set forth in this Section 13, nothing herein contained shall prevent the Advisor or any of its Affiliates from engaging in or earning fees from other activities, including the rendering of advice to other Persons (including other REITs) and the management of other programs advised, sponsored or organized by the Sponsor or its Affiliates; nor shall this Agreement limit or restrict the right of any director, officer, member, partner, employee or stockholder of the Advisor or any of its Affiliates to engage in or earn fees from any other business or to render services of any kind to any other Person and earn fees for rendering such services; provided, however , that the Advisor must devote sufficient resources to the Company’s business to discharge its obligations to the Company under this Agreement. The Advisor may, with respect to any investment in which the Company is a participant, also render advice and service to each and every other participant therein, and earn fees for rendering such advice and service. Specifically, it is contemplated that the Company may enter into Joint Ventures or other similar co-investment arrangements with certain Persons, and pursuant to the agreements governing such Joint Ventures or arrangements, the Advisor may be engaged to provide advice and service to such Persons, in which case the Advisor will earn fees for rendering such advice and service.

The Advisor shall report to the Board the existence of any condition or circumstance, existing or anticipated, of which it has knowledge, which creates or could create a conflict of interest between the Advisor’s obligations to the Company and its obligations to or its interest in any other Person. If the Advisor, Director or Affiliates thereof have sponsored other investment programs with similar investment objectives which have investment funds available at the same time as the Company, the Advisor shall inform the Board of the method to be applied by the Advisor in allocating investment opportunities among the Company and competing investment entities and shall provide regular updates to the Board of the investment opportunities provided by the Advisor to competing programs in order for the Board (including the Independent Directors) to fulfill its duty to ensure that the Advisor and its Affiliates use their reasonable best efforts to apply such method fairly to the Company.

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14.    THE AMERICAN REALTY CAPITAL NAME. The Advisor and its Affiliates have or may have a proprietary interest in the names “American Realty Capital,” “ARC”, “AR Capital” and “AR Global.” The Advisor hereby grants to the Company, to the extent of any proprietary interest the Advisor may have in any of the names “American Realty Capital,” “ARC”, “AR Capital” and “AR Global,” a non-transferable, non-assignable, non-exclusive, royalty-free right and license to use the names “American Realty Capital,” “ARC”, “AR Capital” and “AR Global” during the term of this Agreement. The Company agrees that the Advisor and its Affiliates will have the right to approve of any use by the Company of the names “American Realty Capital,” “ARC”, “AR Capital” and “AR Global,” such approval not to be unreasonably withheld or delayed. Accordingly, and in recognition of this right, if at any time the Company ceases to retain the Advisor or one of its Affiliates to perform advisory services for the Company, the Company will, promptly after receipt of written request from the Advisor, cease to conduct business under or use the names “American Realty Capital,” “ARC”, “AR Capital” and “AR Global” or any derivative thereof and the Company shall change its name and the names of any of its subsidiaries to a name that does not contain the names “American Realty Capital,” “ARC”, “AR Capital” and “AR Global” or any other word or words that might, in the reasonable discretion of the Advisor, be susceptible of indication of some form of relationship between the Company and the Advisor or any its Affiliates. At such time, the Company will also make any changes to any trademarks, servicemarks or other marks necessary to remove any references to the words “American Realty Capital,” “ARC”, “AR Capital” and “AR Global.” Consistent with the foregoing, it is specifically recognized that the Advisor or one or more of its Affiliates has in the past and may in the future organize, sponsor or otherwise permit to exist other investment vehicles (including vehicles for investment in real estate) and financial and service organizations having any of the names “American Realty Capital,” “ARC”, “AR Capital” and “AR Global” as a part of their name, all without the need for any consent (and without the right to object thereto) by the Company. Neither the Advisor nor any of its Affiliates makes any representation or warranty, express or implied, with respect to the names “American Realty Capital,” “ARC”, “AR Capital” and “AR Global” licensed hereunder or the use thereof (including without limitation as to whether the use of the names “American Realty Capital,” “ARC” and “AR Capital” will be free from infringement of the intellectual property rights of third parties. Notwithstanding the preceding, the Advisor represents and warrants that it is not aware of any pending claims or litigation or of any claims threatened in writing regarding the use or ownership of the names “American Realty Capital,” “ARC” and “AR Capital.”

15.    TERM OF AGREEMENT; RENEWAL. This Agreement shall be in effect from the Effective Date through July 1, 2030, and shall be automatically renewed for successive five-year terms thereafter unless either party gives written notice of its election not to renew at least one hundred eighty (180) days prior to the then-applicable expiration date; provided, however, that the Company and the Operating Partnership may only elect not to renew this Agreement (and to provide such notice) with the prior approval of at least two-thirds (2/3) of the Independent Directors. For the avoidance of doubt, upon expiration of this Agreement in accordance with this Section 15 at the end of its term, the Change of Control Fee shall not be owed to the Advisor in respect to such non-renewal.

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16.    TERMINATION BY THE PARTIES. Notwithstanding Section 15, this Agreement may be terminated at any time (i) in accordance with Section 18(b), (ii) upon sixty (60) days’ prior written notice by the Advisor for Good Reason, or (iii) upon forty-five (45) days’ prior written notice by the Independent Directors of the Company for Cause. The provisions of Sections 14 and 18 through 30 (inclusive) of this Agreement shall survive any expiration or earlier termination of this Agreement.

17.    ASSIGNMENT. This Agreement may be assigned by the Advisor to an Affiliate of the Advisor with the approval of the Board of Directors (including a majority of the Independent Directors). After a Listing, this Agreement may be assigned by the Advisor to any party with expertise in comparable commercial real estate and that has, together with its Affiliates, over $800 million of assets under management upon prior written notice to the Company (which notice shall provide details of the assignment and a copy of the agreement pursuant to which the assignment is effectuated), but without obtaining the approval of the Board of Directors. The Advisor may assign any rights to receive fees or other payments under this Agreement to any Person without obtaining the approval of the Directors. This Agreement shall not be assigned by the Company or the Operating Partnership without the consent of the Advisor, except in the case of an assignment by the Company or the Operating Partnership to a Person which is a successor to all the assets, rights and obligations of the Company or the Operating Partnership, in which case such successor Person shall be bound hereunder and by the terms of said assignment in the same manner as the Company or the Operating Partnership, as applicable, is bound by this Agreement; provided, that in the event any such assignment constitutes a Change of Control, the Advisor shall be entitled to receive from the Company or the Operating Partnership the Change of Control Fee in accordance with Section 18(a).

18.    PAYMENTS TO AND DUTIES OF ADVISOR UPON TERMINATION.

(a)       Amounts Owed. After the Termination Date, the Advisor shall be entitled to receive from the Company or the Operating Partnership within thirty (30) days after the effective date of such termination all amounts then accrued and owing to the Advisor, including all its interest in the Company’s income, losses, distributions and capital by payment of an amount equal to the then-present fair market value of the Advisor’s shares of the Company and units of partnership interests in the Operating Partnership; provided, however, any fees or expenses accrued but unpaid on the date a Change of Control is consummated, together with any Subject Fees payable as a result of a termination in connection with a Change of Control shall be paid to the Advisor on the date upon which the Change of Control is consummated.

(b)       Change of Control. The Company or the Advisor shall have the right to terminate this Agreement in connection with the consummation of the first Change of Control occurring during the initial term of this Agreement or any renewal term thereof so long as (i) notice of such termination in connection with the first Change of Control is delivered to the Advisor on the date the definitive agreement is executed in connection with the consummation of such Change of Control, (ii) the effective date of such termination of this Agreement is at least one hundred eighty (180) days following such notice, (iii) in the case of the Company, the Company has obtained the approval of at least two-thirds (2/3) of the Independent Directors to so terminate this Agreement prior to delivering such notice, (iv) the applicable Subject Fees are paid upon the consummation of the Change of Control and (v) the Advisor continues to receive all compensation and reimbursements which may be due to the Advisor hereunder (other than the Subject Fees) up to the effective date of such termination. For the avoidance of doubt, notice of termination as a result of a Change of Control may only be given once during the initial term and once during each renewal term thereof and the right to terminate for a Change of Control under this Section 18(b) shall only apply during the term in which the Change of Control has occurred, and the Company or Advisor shall not have the right to terminate for a Change of Control which has occurred in a prior term.

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(c)       Advisor’s Duties. The Advisor shall promptly upon termination of this Agreement:

(i)       pay over to the Company and the Operating Partnership all money collected and held for the account of the Company and the Operating Partnership pursuant to this Agreement, after deducting any accrued compensation and reimbursement for its expenses to which it is then entitled;

(ii)       deliver to the Board a full accounting, including a statement showing all payments collected by it and a statement of all money held by it, covering the period following the date of the last accounting furnished to the Board;

(iii)       deliver to the Board all assets, including all Investments, and documents of the Company and the Operating Partnership then in the custody of the Advisor; and

(iv)       cooperate with the Company and the Operating Partnership to provide an orderly management transition.

19.    INCORPORATION OF THE ARTICLES OF INCORPORATION AND THE OPERATING PARTNERSHIP AGREEMENT. To the extent that the Articles of Incorporation or the Operating Partnership Agreement as in effect on the date hereof impose obligations or restrictions on the Advisor or grant the Advisor certain rights which are not set forth in this Agreement, the Advisor shall abide by such obligations or restrictions and such rights shall inure to the benefit of the Advisor with the same force and effect as if they were set forth herein.

20.    INDEMNIFICATION BY THE COMPANY AND THE OPERATING PARTNERSHIP.

(a)       The Company and the Operating Partnership, jointly and severally, shall indemnify and hold harmless the Advisor and its Affiliates, as well as their respective officers, directors, equity holders, members, partners, stockholders, other equity holders and employees (collectively, the “Indemnitees,” and each, an “Indemnitee”), from and against all losses, claims, damages, losses, joint or several, expenses (including reasonable attorneys’ fees and other legal fees and expenses), judgments, fines, settlements, and other amounts (collectively, “Losses,” and each, a “Loss”) arising in the performance of their duties hereunder, including reasonable attorneys’ fees, to the extent such Losses are not fully reimbursed by insurance, and to the extent that such indemnification would not be inconsistent with the laws of the State of New York or the Charter. Notwithstanding the foregoing, the Company and the Operating Partnership shall not provide for indemnification of an Indemnitee for any Loss suffered by such Indemnitee, nor shall they provide that an Indemnitee be held harmless for any Loss suffered by the Company and the Operating Partnership, unless all the following conditions are met:

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(i)       the Indemnitee has determined, in good faith, that the course of conduct that caused the loss or liability was in the best interest of the Company and the Operating Partnership;

(ii)       the Indemnitee was acting on behalf of, or performing services for, the Company or the Operating Partnership;

(iii)       such Loss was not the result of negligence or willful misconduct by the Indemnitee; and

(iv)       such indemnification or agreement to hold harmless is recoverable only out of the Company’s net assets and not from the Stockholders.

(b)       Notwithstanding the foregoing, an Indemnitee shall not be indemnified by the Company and the Operating Partnership for any Losses arising from or out of an alleged violation of federal or state securities laws by such Indemnitee unless one or more of the following conditions are met:

(i)       there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the Indemnitee;

(ii)       such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the Indemnitee; or

(iii)       a court of competent jurisdiction approves a settlement of the claims against the Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which securities of the Company or the Operating Partnership were offered or sold as to indemnification for violation of securities laws.

(c)       In addition, the advancement of the Company’s or the Operating Partnership’s funds to an Indemnitee for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if all the following conditions are satisfied:

(i)       the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Company or the Operating Partnership;

(ii)       the legal action is initiated by a third party who is not a Stockholder or the legal action is initiated by a Stockholder acting in such Stockholder’s capacity as such and a court of competent jurisdiction specifically approves such advancement; and

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(iii)       the Indemnitee undertakes to repay the advanced funds to the Company or the Operating Partnership, together with the applicable legal rate of interest thereon, in cases in which such Indemnitee is found not to be entitled to indemnification.

21.    INDEMNIFICATION BY ADVISOR. The Advisor shall indemnify and hold harmless the Company and the Operating Partnership from Losses, including reasonable attorneys’ fees to the extent that such Losses are not fully reimbursed by insurance and are incurred by reason of the Advisor’s bad faith, fraud, willful misfeasance, intentional misconduct, gross negligence or reckless disregard of its duties; provided, however, that the Advisor shall not be held responsible for any action of the Board in following or declining to follow any advice or recommendation given by the Advisor.

22.    NOTICES. Any notice, report or other communication required or permitted to be given hereunder shall be in writing unless some other method of giving such notice, report or other communication is required by the Articles of Incorporation, the By-laws, and shall be given by being delivered by hand, by courier or overnight carrier or by registered or certified mail to the addresses set forth below:

To the Company:	American Realty Capital New York City REIT, Inc.
405 Park Avenue
New York, New York 10022
Attention: Chief Executive Officer and
Chief Financial Officer

with a copy to:

Proskauer Rose LLP
Eleven Times Square
New York, New York 10036
Attention: Peter M. Fass, Esq.

To the Operating Partnership:	New York City Operating Partnership, L.P.
405 Park Avenue
New York, New York 10022
Attention: Chief Executive Officer and
Chief Financial Officer

with a copy to:

Proskauer Rose LLP
Eleven Times Square
New York, New York 10036
Attention: Peter M. Fass, Esq.
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To the Advisor:	New York City Advisors, LLC
405 Park Avenue
New York, New York 10022
Attention: Edward M. Weil, Jr.

with a copy to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, New York 10019
Attention: Jeffrey D. Marell, Esq.

Any party may at any time give notice in writing to the other parties of a change in its address for the purposes of this Section 22.

23.    MODIFICATION. This Agreement shall not be amended, supplemented, terminated, or discharged, in whole or in part, except by an instrument in writing signed by the parties hereto, or their respective successors or assignees.

24.    SEVERABILITY. The provisions of this Agreement are independent of and severable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

25.    GOVERNING LAW. The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of New York as at the time in effect, without regard to the principles of conflicts of laws thereof.

26.    ENTIRE AGREEMENT. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

27.    NO WAIVER. Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

28.    PRONOUNS AND PLURALS. Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

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29.    HEADINGS. The titles of sections and subsections contained in this Agreement are for convenience only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation hereof.

30.    EXECUTION IN COUNTERPARTS. This Agreement may be executed (including by facsimile transmission) with counterpart signature pages or in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the undersigned have executed this Second Amended and Restated Advisory Agreement as of the date first written above.

AMERICAN REALTY CAPITAL NEW YORK CITY REIT, INC.

By:	/s/ Edward M. Weil, Jr.
	Name:	Edward M. Weil, Jr.
	Title:	Chief Executive Officer

NEW YORK CITY OPERATING PARTNERSHIP, L.P.

By:	American Realty Capital New York City REIT, Inc. its General Partner

By:	/s/ Edward M. Weil, Jr.
	Name:	Edward M. Weil, Jr.
	Title:	Chief Executive Officer

NEW YORK CITY ADVISORS, LLC

By:	New York City Special Limited Partnership, LLC, its sole member

By:	American Realty Capital III, LLC, its sole member

By:	AR Global Investments, LLC, its sole member

By:	/s/ Michael R. Anderson
	Name:	Michael R. Anderson
	Title:	Authorized Signatory

[Signature Page to American Realty Capital New York City REIT, Inc. – Second A&R Advisory Agreement]